INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-14887 of Oppenheimer Real Asset Fund of our report dated January 16, 1997 appearing in the Statement of Additional Information, which is a part of such Registration
Statement.



/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Denver, Colorado
September 16, 1997